UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2006

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 West Wacker Drive
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2006, the Board of Directors (“Board”) of Morningstar, Inc. (“Morningstar”) amended Morningstar’s By-laws. As described more fully below, the changes were made primarily to (1) add a requirement that a shareholder provide advance notice to Morningstar if he or she intends to nominate a director or submit a proposal to be considered at a shareholder meeting and (2) permit the use of uncertificated shares. Below is a summary of the changes:

Advance Notice of Shareholder Nominees and Proposals

The amended By-laws require a shareholder to provide advance notice to Morningstar if he or she intends to nominate a director or submit a proposal to be considered at a shareholder meeting (Article II, Section 2.1 and Article III, Section 3.3).

Notice Deadline.   If a shareholder intends to nominate a director or make a proposal to be considered at an annual meeting, the shareholder must deliver notice to Morningstar’s corporate secretary not less than 120 days nor more than 150 days before the anniversary date on which Morningstar first mailed its proxy materials for the prior year’s annual meeting. If Morningstar did not hold an annual meeting in the previous year or the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the previous year’s meeting, a shareholder’s notice will be timely if it is delivered to Morningstar’s corporate secretary by the 10th day following the announcement of the meeting date. Notice of a shareholder nominee at a special meeting of shareholders at which directors will be elected must be delivered to Morningstar’s corporate secretary by the 10th day following the announcement of the meeting date.

A shareholder who intends to nominate a director or present a proposal at Morningstar’s 2007 annual meeting must provide notice of the nomination or proposal that complies with the advance notice provision to Morningstar’s corporate secretary no earlier than November 12, 2006 and no later than December 12, 2006.

Notice Requirements.   The shareholder’s notice must be in writing and must include the shareholder’s name and address, the number of shares of stock beneficially owned by the shareholder, and a representation that the shareholder intends to appear in person or by proxy at the meeting to make the nomination or proposal, as the case may be.

If the shareholder is nominating a director, the notice must also include the name, age, business and residence addresses, and principal occupation or employment of the nominee, the number of shares of stock beneficially owned by the nominee, the information that would be required under the SEC rules in a proxy statement soliciting proxies for the election of the director nominee, a description of all agreements, arrangements, or understandings between the shareholder and the nominee, and a signed consent of the nominee to serve as a director of Morningstar.

If the shareholder is making a proposal, the notice must also include a description of the proposal and a description of all arrangements or understandings between the shareholder and any other person in connection with the proposal and any material interest of the shareholder.

Other Relevant SEC Requirements.   Compliance with the advance notice requirement is necessary in order for a shareholder to nominate a director or submit a proposal to be considered at a shareholders’ meeting. In addition, Rule 14a-8(e) under the Securities Exchange Act of 1934 imposes additional requirements if a shareholder wants to have his or her proposal included in Morningstar’s proxy statement. Any shareholder proposal intended to be included in Morningstar’s proxy statement for our 2007 annual meeting must be received by Morningstar no later than December 12, 2006.

Uncertificated Shares

The amended By-laws permit the use of uncertificated shares (Article VII, Section 7.1).

Other Changes

The amended By-laws provide that (1) the business to be conducted at a special meeting will be limited to the purposes stated in the notice for the meeting (Article II, Section 2.2), (2) the Chairman of the Board will preside over shareholder meetings and Board meetings (Article II, Section 2.8 and Article III, Section 3.9 ), and (3) if a Treasurer has not been elected by the Board, the Chief Financial Officer will have the responsibilities and authority of the Treasurer (Article IV, Section 4.9).

The provisions relating to the vote required to call a special meeting of shareholders (Article II, Section 2.2) and the procedures for the resignation and removal of directors and officers (Article III, Section 3.4, and Article IV, Section 4.3) were revised to conform more closely to the text of the Illinois Business Corporation Act.

A copy of the By-laws, as amended, are attached to this report as Exhibit 3.2.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

3.2	By-laws of Morningstar, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 31, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	By-laws of Morningstar, Inc.